STATE OF WYOMING
FILED
at 9:10 am

NOV 6 1973
123081
THYRA THOMSON
SECRETARY OF STATE

ARTICLES OF INCORPORATION

OF

DOL RESOURCES, INC.

I, the undersigned, a natural person of the age of twenty-one years or more, acting as incorporator of a corporation under the Wyoming Business Corporation Act, adopt the following Articles of Incorporation for such Corporation:

FIRST: The name of the Corporation is DOL RESOURCES, INC.

SECOND: The period of its duration is perpetual.

THIRD: The Corporation shall have unlimited power to engage in and to do any lawful act concerning any or all lawful businesses for which corporations may be organized.

FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is 50,000 shares no par value.

FIFTH: The Corporation will not commence business until at least Five Hundred Dollars has been received by it as consideration for the issuance of shares.

SIXTH: Shareholders will have no preemptive right to acquire additional or treasury shares of the Corporation.

SEVENTH: The address of the initial registered office of the Corporation is P. O. Box 1407, 1807 Capitol Avenue, Cheyenne, Wyoming, and the name of its initial registered agent at such address is James T. Hays.

EIGHTH: The number of directors constituting the initial board of directors of the Corporation is three, and the following shall serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify:

Name	Address
James T. Hays	P. O. Box 1407, 1807 Capitol Avenue Cheyenne, Wyoming 82001
John G. Hanes	1807 Capitol Avenue Cheyenne, Wyoming 82001
Jess A. Tolerton	1807 Capitol Avenue Cheyenne, Wyoming 82001

NINTH: The name and address of the Incorporator is:

Name	Address
John G. Hanes	1807 Capitol Avenue Cheyenne, Wyoming 82001

DATED:

John G. Hanes, Incorporator

STATE OF WYOMING)
) SS
COUNTY OF LARAMIE)

This is to certify that the above and foregoing Articles of Incorporation were subscribed and sworn to before me, a Notary Public, by John G. Hanes, on this 5th day of November, 19 73.

Witness my hand and official seal.

Notary Public

GAYLE SENCABAUGH - NOTARY PUBLIC
County of Laramie State of Wyoming
My Commission Expires May 18, 1976

State of Wyoming

OFFICE OF THE

SECRETARY OF STATE

Certificate of Amendment

OF

. . . DOL RESOURCES, INC. . .

The undersigned, as Secretary of State of the State of Wyoming, hereby certifies that duplicate originals of Articles of Amendment to the Articles of Incorporation of

. . . DOL RESOURCES, INC. . .

duly signed and verified pursuant to the provisions of the Wyoming Business Corporation Act, have been received in this office and are found to conform to law.

ACCORDINGLY the undersigned, as such Secretary of State, and by virtue of the authority vested in him by law, hereby issues this Certificate of Amendment to the Articles of Incorporation of

. . . DOL RESOURCES, INC. . .

and attaches hereto a duplicate original of the Articles of Amendment.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the Great Seal of the State of Wyoming.

Done at Cheyenne, the Capital,

this Sixth day of

March A. D. 1975

[signature]

Secretary of State

By ....

Deputy

STATE OF WYOMING
FILED
at 9:03 A.M.
MAR 6 1975
129252
THYRA THOMSON
SECRETARY OF STATE

ARTICLES OF AMENDMENT TO THE
ARTICLES OF INCORPORATION OF
DOL RESOURCES, INC.

Pursuant to the provisions of Section 51 of the Wyoming Business Corporation Act, the undersigned Corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the Corporation is DOL RESOURCES, INC.

SECOND: Paragraph FOURTH of the Articles of Incorporation is amended to read as follows:

> *The aggregate number of shares which the Corporation shall have authority to issue is 25,000,000 of one cent par value per share.*

The following new paragraphs TENTH, ELEVENTH, TWELFTH, AND THIRTEENTH are added as follows:

> *TENTH: The officers, directors and other members of management of this Corporation shall be subject to the doctrine of corporate opportunities only insofar as it applies to business opportunities in which this Corporation has expressed an interest as determined from time to time by the Corporation's Board of Directors as evidenced by resolutions appearing in the Corporation's Minutes. When such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors and other members of management of this Corporation shall be disclosed promptly to this Corporation and made available to it. The Board of Directors may reject any business opportunity presented to it and thereafter any officer, director or other member of management may avail himself of such opportunity. Until such time as this Corporation, through its Board of Directors, has designated an area of interest, the officers, directors and other members of management of this Corporation shall be free to engage in such areas of interest on their own and this doctrine shall not limit the rights of any officer, director or other member of management of this Corporation to continue a business existing prior to the time that such area of interest is designated by this Corporation. This provision shall not be construed to release any employee of the Corporation (other than an officer, director or member of management) from any duties which he may have in the Corporation.*

> *ELEVENTH: No action of the Corporation shall be in any way affected or invalidated by reason of any of the directors, officers or other members of management of this Corporation being pecuniarily or otherwise interested either in their individual capacities or as a director, officer or other*

member of management of another corporation or association which is so interested, provided only that the fact of such interest is known or disclosed to the Board of Directors of this Corporation at the time such action is taken. Any member of the Board of Directors of this Corporation who is so interested in a proposed action, in either capacity, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this Corporation at which the proposed action is considered, and may vote at such meeting to authorize the action, with like force and effect as if he were not so interested.

TWELFTH: The Corporation shall indemnify each director and each officer, his heirs, executors and administrators against expenses reasonably incurred or liability incurred by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director or officer of the Corporation, except in relation (i) to matters as to which he shall be finally adjudged in such action, suit or proceeding to be liable for fraud or misconduct, and (ii) to liabilities under the Securities Act of 1933, as amended, the securities laws of Wyoming or other applicable securities laws. In the event of a settlement before or after action or suit, indemnification shall be provided only in connection with such matters covered by the settlement as to which the Corporation is advised by counsel that the person to be indemnified was not guilty of such fraud or misconduct. The foregoing right of indemnification shall not exclude other rights to which a person indemnified may be entitled.

THIRTEENTH: The Board of Directors of the Corporation may, from time to time, distribute to the Corporation's shareholders in partial liquidation, out of capital surplus, a portion of its assets, in cash or property, and purchase outstanding shares with capital surplus of the Corporation if (a) at the time the Corporation is solvent; (b) such distribution or purchase would not render the Corporation insolvent; (c) all cumulative dividends on all preferred or special classes of shares entitled to preferential dividends shall have been paid fully; (d) the distribution or purchase would not reduce the remaining net assets of the corporation below the aggregate preferential amount payable in the event of voluntary liquidation; and (e) as regards a distribution, the distribution is identified as a distribution in partial liquidation and the amount per share is disclosed to the shareholders receiving the same concurrently with the distribution thereof.

THIRD: The date of the adoption of the Amendment by the shareholders was March 3, 1975.

FOURTH: The number of shares outstanding and the number of shares entitled to vote thereon is 1,000 shares.

FIFTH: The number of shares voting for such Amendment is 1,000 shares. The number of shares voting against such Amendment is 0 shares. The number of shares not voting on such Amendment is 0 shares.

SIXTH: Each 1,000 shares of the presently issued common stock shall be exchanged for 1,515,572 shares of the one cent par value stock created hereby.

SEVENTH: The Amendment does not effect a change in the amount of stated capital.

DATED: March 3, 1975.

DOL RESOURCES, INC.

By:

James Hays
President

John Hanes
Secretary-Treasurer

STATE OF WYOMING)
) SS
COUNTY OF LARAMIE)

This is to certify that the above and foregoing Articles of Amendment to the Articles of Incorporation were subscribed and sworn to before me, a Notary Public, by James T. Hays, President of DOL Resources, Inc. on this 6th day of March, 1975.

Jacqueline Corklin - Notary Public
COUNTY OF LARAMIE STATE OF WYOMING
My Commission Expires Aug. 22, 1977

Jacqueline Corklin
Notary Public